Exhibit 99.1

Papa John’s Provides Business Update on Ongoing Response to COVID-19 Pandemic

May Comparable Sales Up 33.5% in North America and 7.0% Internationally, as Company Rises to Meet Extraordinary Demand

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 27, 2020--Papa John’s International, Inc. (NASDAQ: PZZA) today provided an update on the ongoing business impact of the global coronavirus (COVID-19) pandemic, including preliminary estimated comparable sales information for the May fiscal period. In the spirit of transparency during these uncertain times, the company will continue providing this information on a monthly basis through the June fiscal period, which is the end of the second quarter.

Rob Lynch, President & CEO said, “In May, for the second straight month, Papa John’s team members and franchisees delivered the best sales period in the company’s history. Our teams continue to meet the needs of new and returning customers and their communities, while making health and safety our top priority. We entered the pandemic with strong growth and momentum, and are fortunate that our delivery and carry-out model has enabled us to meet an essential need for high quality food, safely delivered to consumers’ homes. Everyone at Papa John’s takes this responsibility seriously, and is committed to supporting our neighbors in their time of need.

“As states and communities slowly reopen, we continue to show strong performance. The success of ‘No Contact Delivery’ and new products like Papadias – both examples of a new culture of innovation at Papa John’s – continue to drive results. We wish for a speedy recovery and return to normal, and are optimistic about Papa John’s long-term future given the strong foundation that we have continued to build during these challenging times.”

Preliminary Estimated April and May 2020 Fiscal Period Comparable Sales

Preliminary, estimated comparable sales information for the first two fiscal periods of the three months ending June 28, 2020 (Periods 4 and 5 of the fiscal year), relative to the same periods in the prior year are as follows:

	Period 4	Period 5
	Mar. 30, 2020, to Apr. 26, 2020	Apr. 27, 2020, to May 24, 2020
Comparable sales growth (a)
Domestic company-owned restaurants	22.0%	28.3%
North America franchised restaurants	28.4%	35.1%
System-wide North America restaurants	26.9%	33.5%

System-wide international restaurants (b)	1.4%	7.0%
(a)

Represents the change in year-over-year sales for the same base of restaurants for the same fiscal periods. Comparable sales results for restaurants operating outside of the United States are reported on a constant-dollar basis, which excludes the impact of foreign currency translation.

(b)

Includes the impact of temporarily closed stores. Excluding those stores, comparable sales growth for system-wide international restaurants would have been approximately 12% and 15% in Periods 4 and 5, respectively.

Update on Temporary Restaurant Closures as a Result of COVID-19

Of the company’s approximately 2,100 international franchised stores, approximately 320 are temporarily closed, principally in the Middle East (115 stores), Latin America (105 stores) and Europe (90 stores), in accordance with government policies. Some international markets are open predominantly for delivery only, such as in the United Kingdom. In North America, almost all traditional restaurants remain open and fully operational. A number of non-traditional restaurants located in universities and stadiums are temporarily closed; these non-traditional locations are not material to the company’s revenues and operating results.

About Comparable Sales

The Company believes North America and international comparable sales growth information, as defined in the table above, is useful in analyzing its results since franchisees pay royalties and marketing fund contributions that are based on a percentage of franchise sales. Franchise sales also generate commissary revenue in the United States and in certain international markets. Franchise restaurant and comparable sales growth information is also useful for comparison to industry trends and evaluating the strength of our brand. Management believes the presentation of franchise restaurant sales growth, excluding the impact of foreign currency, provides investors with useful information regarding underlying sales trends and the impact of new unit growth without being impacted by swings in the external factor of foreign currency. Franchise restaurant sales are not included in the company’s revenues.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to the preliminary estimated same store sales growth and related trends, projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, the financial impact of the temporary business opportunities, disruptions and temporary changes in demand we are experiencing related to the current outbreak of the novel coronavirus disease (COVID-19) including the projections for sales trends and comparable sales, our cash on hand and access to our credit facilities, commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, the duration of changes in consumer behavior caused by the pandemic, the duration and number of temporary store closures, royalty relief, the effectiveness of our strategic turnaround efforts and other business initiatives, marketing efforts, liquidity, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, dividends, effective tax rates, regulatory changes and impacts, adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Our forward-looking statements are based on our assumptions which are based on currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic, including risks related to: the impact of governmental restrictions on freedom of movement and business operations including quarantines, social distancing requirements and mandatory business closures; the virus’s impact on the availability of our workforce; the potential disruption of our supply chain; changes in consumer demand or behavior; the overall contraction in global economic activity, including rising unemployment; our liquidity position; and our ability to navigate changing governmental programs and regulations relating to the pandemic; and the increased risk of phishing and other cyber-attacks. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Other risks, uncertainties and assumptions that are involved in our forward-looking statements are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, and in “Part II. Item 1A. – Risk Factors” in our Quarterly Report on Form 10-Q for the first quarter ended March 29, 2020. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

For more information about the company, please visit www.papajohns.com.

Contacts

Investor Contact:
Steve Coke
Interim Principal Financial and Accounting Officer
Steve_Coke@papajohns.com
502-261-7272

Media Contact:
Madeline Chadwick
Senior Vice President, Communications and Corporate Affairs
Madeline_Chadwick@papajohns.com
502-261-4189